News Release
International Paper Reports 2015 Second-Quarter Earnings
Strong Earnings Driven by Outstanding North American Industrial Packaging Results
Generated Substantial Free Cash Flow
MEMPHIS, Tenn. – July 29, 2015 – International Paper (NYSE: IP) today reported second quarter 2015 net earnings attributable to common shareholders of $227 million ($0.54 per share) compared with net earnings of $313 million ($0.74 per share) in the first quarter of 2015 and $161 million ($0.37 per share) in the second quarter of 2014. Operating Earnings were $409 million ($0.97 per share) in the second quarter of 2015, compared with $357 million ($0.84 per share) in the first quarter of 2015 and $400 million ($0.93 per share) in the second quarter of 2014. Amounts in all periods include the impact of special items, if any, non-operating pension expense and discontinued operations.
Diluted Earnings Per Share Attributable to International Paper Shareholders

	Second Quarter 2015	First Quarter 2015	Second Quarter 2014
Net Earnings	$0.54	$0.74	$0.37
Less – Discontinued Operations (Gain) Loss	—	—	0.03
Net Earnings (Loss) from Continuing Operations	0.54	0.74	0.40
Add Back – Net Special Items Expense	0.36	—	0.44
Add Back – Non-Operating Pension Expense	0.07	0.10	0.09
Operating Earnings*	$0.97	$0.84	$0.93

*	Operating Earnings is defined as net earnings from continuing operations attributable to International Paper Company (GAAP) excluding special items and non-operating pension expense.
Quarterly net sales were $5.7 billion in the second quarter of 2015 compared with $5.5 billion in the first quarter of 2015 and $5.9 billion in the second quarter of 2014. Revenues continue to be negatively impacted by foreign exchange translation.
Business segment operating profits before special items in the second quarter of 2015 were $663 million, compared with $623 million in the first quarter of 2015 and $686 million in the second quarter of 2014.
Free cash flow was $511 million in the second quarter. Cash from operations was $115 million, including the impact of a $750 million contribution to the Company's pension plan.
“IP delivered another strong quarter of earnings and free cash flow” said Mark Sutton, Chairman and Chief Executive Officer. "Our North American Industrial Packaging business performed very well on seasonally higher sales and increased margins.  Operations around the globe ran well and we executed our heaviest quarter of maintenance outages safely and effectively.  As we look forward, we are confident in our ability to continue to deliver strong results and remain focused on long term value creation for our shareholders.”
SEGMENT INFORMATION
The performance of the Company’s business segments is measured quarter to quarter without variations caused by special items, as management focuses on business segment operating profits excluding those items. Second quarter 2015 business segment operating profits and business trends compared with the prior quarter are as follows:

Industrial Packaging operating profits in the second quarter of 2015 were $528 million compared with $468 million in the first quarter of 2015.  In North America, earnings were higher due to seasonally increased sales volumes, strong operating performance and favorable input costs, partially offset by higher planned maintenance outage costs.
Printing Papers operating profits were $101 million in the second quarter of 2015 versus $109 million in the first quarter of 2015. Earnings in North America for Paper and Pulp increased due to a more favorable product mix, better operations and lower input costs. However, higher planned maintenance outage costs negatively impacted earnings for both North American Paper and Europe. This was partially offset in Russia by higher sales prices.
Consumer Packaging operating profits were $34 million ($47 million including special items) in the second quarter of 2015 compared with $46 million in the first quarter of 2015. Asia incurred greater losses primarily due to lower sales volume and prices, in a local market pressured by overcapacity. In North America, earnings increased due to higher sales volumes and lower planned maintenance outage costs, partially offset by some price pressure and less favorable mix. Earnings in Europe decreased due to lower sales volumes and higher operating costs.

International Paper recorded Ilim joint venture equity earnings of $67 million in the second quarter of 2015 compared with $39 million in the first quarter of 2015. With respect to Ilim’s U.S. dollar denominated net debt, the Company recognized a non-cash after-tax foreign exchange gain of $27 million in the second quarter of 2015 ($0.06 per share), compared with an after-tax loss of $18 million in the first quarter of 2015 ($0.04 per share), due primarily to foreign exchange movement in the U.S. dollar versus the Russian ruble. Business performance reflects improved sales volumes and solid operational performance, offset by higher costs associated with planned maintenance outages.
CORPORATE EXPENSES
Net corporate expenses, excluding non-operating pension expense, for the second quarter of 2015 were $8 million compared with $9 million in the first quarter of 2015.
EFFECTIVE TAX RATE
The effective tax rate before special items and non-operating pension expense for the second quarter of 2015 was 33%, compared with an effective tax rate of 33% in the first quarter of 2015.
EFFECTS OF SPECIAL ITEMS
Special items in the second quarter of 2015 included a net pre-tax loss of $194 million ($125 million after taxes) for Restructuring and other charges. Included within Restructuring and other charges were a pre-tax charge of $207 million ($133 million after taxes) for premiums paid on a cash tender offer on outstanding debt, a net pre-tax gain of $14 million ($9 million after taxes) related to the sale of the Carolina® Coated Bristols brand and costs associated with the conversion of the Riegelwood, North Carolina facility to 100% pulp production, and a charge of $1 million (before and after taxes) for other items. Special items also included a pre-tax gain of $4 million ($2 million after taxes) related to state tax credits, a tax expense of $23 million for the tax impact of the 2015 cash pension contribution of $750 million and a tax expense of $5 million for other items.
There were no special items in the first quarter of 2015.
Special items in the second quarter of 2014 included a net pre-tax loss of $307 million ($188 million after taxes) for Restructuring and other charges. Included within Restructuring and other charges were a pre-tax charge of $262 million ($160 million after taxes) for debt extinguishment costs, a pre-tax charge of $49 million ($30 million after taxes) for costs associated with the closure of our Courtland, Alabama mill, a pre-tax gain of $7 million ($5 million after taxes) related to our Brazil Packaging business and net charges of $3 million (before and after taxes) for other items. Special items also included pre-tax charges of $2 million ($1 million after taxes) for integration costs related to the Temple-Inland acquisition.
DISCONTINUED OPERATIONS
As a result of the July 1, 2014 spin-off of the xpedx business, all prior year amounts have been adjusted to reflect xpedx as a discontinued operation. Previously reported information regarding the Distribution reportable segment has been excluded as this reportable segment was comprised solely of the xpedx business.
Discontinued operations in the second quarter of 2014 included the operating earnings of the xpedx businesses, pre-tax charges of $18 million ($20 million after taxes) for costs associated with the spin-off and a gain of $1 million (before and after taxes) related to the restructuring of the xpedx business. Also included are pre-tax costs of $5 million ($3 million after taxes) for costs associated with the divested Temple-Inland Building Products business.

EARNINGS WEBCAST
The company will hold a webcast to review earnings at 9:00 a.m. ET / 8:00 a.m. CT today. All interested parties are invited to listen to the webcast live and view the slides to be presented at the webcast via the company’s Internet site at http://www.internationalpaper.com by clicking on the Investors tab and going to the presentations page. A replay of the webcast will also be available beginning approximately two hours after the call. Parties who wish to participate in the webcast via teleconference may dial +1 (706) 679-8242 or, within the U.S. only, (877) 316-2541, and ask to be connected to the International Paper second quarter earnings call. The conference ID number is 78825084. Participants should call in no later than 8:45 a.m. ET (7:45 a.m. CT). An audio-only replay will be available for four weeks following the call. To access the replay, dial +1 (404) 537-3406 or, within the U.S. only, (800) 585-8367, and when prompted for the conference ID, enter 78825084.
About International Paper
International Paper (NYSE: IP) is a global leader in packaging and paper with manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa. Its businesses include industrial and consumer packaging along with uncoated papers and pulp. Headquartered in Memphis, Tenn., the company employs approximately 58,000 people and is strategically located in more than 24 countries serving customers worldwide. International Paper net sales for 2014 were $24 billion. For more information about International Paper, its products and stewardship efforts, visit internationalpaper.com.

Certain statements in this press release may be considered forward-looking statements. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to: (i) the level of our indebtedness and increases in interest rates; (ii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products; (iii) global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations, the amount of our future pension funding obligation, changes in tax laws and pension and health care costs; (iv) unanticipated expenditures related to the cost of compliance with existing and new environmental and other governmental regulations and to actual or potential litigation; (v) whether we experience a material disruption at one of our manufacturing facilities; (vi) risks inherent in conducting business through joint ventures; and (vii) our ability to achieve the benefits we expect from all strategic acquisitions, divestitures and restructurings. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Contacts:
Media: Thomas J. Ryan, 901-419-4333; Investors: Jay Royalty, 901-419-1731 and Michele Vargas, 901-419-7287

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended June 30,				Three Months Ended March 31,	Six Months Ended June 30,
	2015		2014		2015	2015		2014
Net Sales	$5,714		$5,899		$5,517	$11,231		$11,623
Costs and Expenses
Cost of products sold	3,968	(a)	4,060		3,844	7,812	(a)	8,094
Selling and administrative expenses	403		436	(d)	406	809		864	(g)
Depreciation, amortization and cost of timber harvested	328		355		323	651		702
Distribution expenses	367		377		357	724		743
Taxes other than payroll and income taxes	44		48		44	88		94
Restructuring and other charges	194	(b)	307	(e)	—	194	(b)	806	(h)
Interest expense, net	144		164		137	281		307
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	266	(a,b)	152	(d,e)	406	672	(a,b)	13	(g,h)
Income tax provision (benefit)	110	(c)	22		130	240	(c)	(58)	(i)
Equity earnings (loss), net of taxes	62		41		35	97		8
Earnings (Loss) From Continuing Operations	218	(a-c)	171	(d,e)	311	529	(a-c)	79	(g-i)
Discontinued operations, net of taxes	—		(13)	(f)	—	—		(20)	(j)
Net Earnings (Loss)	218	(a-c)	158	(d-f)	311	529	(a-c)	59	(g-j)
Less: Net earnings (loss) attributable to noncontrolling interests	(9)		(3)		(2)	(11)		(7)
Net Earnings (Loss) Attributable to International Paper Company	$227	(a-c)	$161	(d-f)	$313	$540	(a-c)	$66	(g-j)
Basic Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$0.54	(a-c)	$0.40	(d,e)	$0.74	$1.28	(a-c)	$0.20	(g-i)
Discontinued operations	—		(0.03)	(f)	—	—		(0.05)	(j)
Net earnings (loss)	$0.54	(a-c)	$0.37	(d-f)	$0.74	$1.28	(a-c)	$0.15	(g-j)
Diluted Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$0.54	(a-c)	$0.40	(d,e)	$0.74	$1.28	(a-c)	$0.20	(g-i)
Discontinued operations	—		(0.03)	(f)	—	—		(0.05)	(j)
Net earnings (loss)	$0.54	(a-c)	$0.37	(d-f)	$0.74	$1.28	(a-c)	$0.15	(g-j)
Average Shares of Common Stock Outstanding - Diluted	421.9		432.1		423.7	423.4		435.9
Cash Dividends Per Common Share	$0.4000		$0.3500		$0.4000	$0.8000		$0.7000
Amounts Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations, net of tax	$227	(a-c)	$174	(d,e)	$313	$540	(a-c)	$86	(g-i)
Discontinued operations, net of tax	—		(13)	(f)	—	—		(20)	(j)
Net earnings	$227	(a-c)	$161	(d-f)	$313	$540	(a-c)	$66	(g-j)
The accompanying notes are an integral part of this consolidated statement of operations.

(a)	Includes a pre-tax gain of $4 million ($2 million after taxes) for the partial reversal of a 2014 accrual for the repayment of previously claimed state tax credits.

(b)
Includes a pre-tax charge of $207 million ($133 million after taxes) for debt premium costs, a net pre-tax gain of $14 million ($9 million after taxes) related to the sale of the Carolina Coated Bristols brand and costs associated with the Riegelwood mill conversion to 100% pulp production, and a charge of $1 million (before and after taxes) for costs associated with the Coated Paperboard sheet plant closures.

(c)	Includes a tax expense of $23 million for the 2014 tax impact of the 2015 cash pension contribution of $750 million and a tax expense of $5 million for other items.

(d)	Includes a pre-tax charge of $2 million ($1 million after taxes) for integration costs associated with the acquisition of Temple-Inland.

(e)
Includes a pre-tax charge of $262 million ($160 million after taxes) for debt extinguishment costs, a pre-tax charge of $49 million ($30 million after taxes) for costs associated with the shutdown of our Courtland mill, a pre-tax gain of $7 million ($5 million after taxes) associated with our Brazil Packaging business and charges of $3 million (before and after taxes) for other items.

(f)
Includes the operating earnings of the xpedx business, a pre-tax charge of $18 million ($20 million after taxes) for costs associated with the spin-off of the xpedx operations, and a gain of $1 million (before and after taxes) related to the xpedx restructuring.

(g)	Includes a pre-tax charge of $14 million ($8 million after taxes) for integration costs associated with the acquisition of Temple-Inland.

(h)
Includes a pre-tax charge of $262 million ($160 million after taxes) for debt extinguishment costs, a pre-tax charge of $544 million ($332 million after taxes) for costs associated with the shutdown of our Courtland mill, a pre-tax gain of $5 million ($4 million after taxes) associated with our Brazil Packaging business and net charges of $5 million (before and after taxes) for other items.

(i)	Includes a tax expense of $10 million associated with a state legislative change and a tax benefit of $1 million for other items.

(j)
Includes the operating earnings of the xpedx business, a pre-tax charge of $34 million ($30 million after taxes) for costs associated with the spin-off of the xpedx operations, a pre-tax charge of $1 million (a gain of $1 million after taxes) related to the xpedx restructuring and a charge of $2 million (before and after taxes) for costs associated with the Building Products divestiture.

INTERNATIONAL PAPER COMPANY
Reconciliation of Operating Earnings to Net Earnings
Attributable to International Paper Company
Preliminary and Unaudited
(In millions except for per share amounts)

	Three Months Ended June 30,				Three Months Ended March 31,	Six Months Ended June 30,
	2015		2014		2015	2015		2014
Operating Earnings	$409		$400		$357	$766		$660
Non-Operating Pension	(31)		(37)		(44)	(75)		(64)
Special Items	(151)	(a)	(189)	(b)	—	(151)	(a)	(510)	(c)
Earnings (Loss) from Continuing Operations, including non-controlling interest	227		174		313	540		86
Discontinued operations	—		(13)	(d)	—	—		(20)	(e)
Net Earnings (Loss) as Reported Attributable to International Paper Company	$227		$161		$313	$540		$66

	Three Months Ended June 30,				Three Months Ended March 31,	Six Months Ended June 30,
Diluted Earnings per Common Share	2015		2014		2015	2015		2014
Operating Earnings Per Share	$0.97		$0.93		$0.84	$1.81		$1.52
Non-Operating Pension	(0.07)		(0.09)		(0.10)	(0.17)		(0.15)
Special Items	(0.36)		(0.44)		—	(0.36)		(1.17)
Continuing Operations	0.54		0.40		0.74	1.28		0.20
Discontinued operations	—		(0.03)		—	—		(0.05)
Diluted Earnings per Common Share as Reported	$0.54		$0.37		$0.74	$1.28		$0.15
Notes:

(a)	See footnotes (a) - (c) on the Consolidated Statement of Operations

(b)	See footnotes (d) - (e) on the Consolidated Statement of Operations

(c)	See footnote (g) - (i) on the Consolidated Statement of Operations

(d)	See footnote (f) on the Consolidated Statement of Operations

(e)	See footnote (j) on the Consolidated Statement of Operations

(1)
The Company calculates Operating Earnings by excluding the after-tax effect of non-operating pension expense and items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.

(2)	Since diluted earnings per share are computed independently for each period, six-month per share amounts may not equal the sum of the respective quarters.

INTERNATIONAL PAPER COMPANY
Sales and Earnings by Industry Segment
Preliminary and Unaudited
(In millions)
Sales by Industry Segment

	Three Months Ended June 30,				Three Months Ended March 31,	Six Months Ended June 30,
	2015		2014		2015	2015		2014
Industrial Packaging	$3,694		$3,800		$3,553	$7,247		$7,493
Printing Papers	1,249		1,421		1,228	2,477		2,827
Consumer Packaging	797		843		778	1,575		1,672
Corporate and Inter-segment Sales	(26)		(165)		(42)	(68)		(369)
Net Sales	$5,714		$5,899		$5,517	$11,231		$11,623
Operating Profit by Industry Segment
	Three Months Ended June 30,				Three Months Ended March 31,	Six Months Ended June 30,
	2015		2014		2015	2015		2014
Industrial Packaging	$528		$537	(b)	$468	$996		$990	(b)
Printing Papers	101		69	(c)	109	210		(341)	(c)
Consumer Packaging	47	(a)	33	(d)	46	93	(a)	50	(d)
Operating Profit	676		639		623	1,299		699
Interest expense, net	(144)		(164)		(137)	(281)		(307)
Noncontrolling interest/equity earnings adjustment (e)	(5)		2		1	(4)		2
Corporate items, net	(8)		(2)		(9)	(17)		(13)
Restructuring and other charges	(203)		(262)		—	(203)		(263)
Non-operating pension expense	(50)		(61)		(72)	(122)		(105)
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	$266		$152		$406	$672		$13
Equity Earnings (Loss) in Ilim Holdings S.A., Net of Taxes	$67		$43		$39	$106		$12

(a)
Includes a net gain of $14 million for the three months and six months ended June 30, 2015 related to the sale of the Carolina Coated Bristols brand and costs associated with the conversion of the Riegelwood mill to 100% pulp production, and a charge of $1 million for the three months and six months ended June 30, 2015 for costs associated with the Coated Paperboard sheet plant closures.

(b)
Includes charges of $2 million and $14 million for the three months and six months ended June 30, 2014, respectively, for integration costs associated with the acquisition of Temple-Inland, a gain of $7 million for the three months ended June 30, 2014 and a net gain of $5 million for the six months ended June 30, 2014 associated with our Brazil Packaging business, and charges of $2 million for the three months and six months ended June 30, 2014 for other items.

(c)	Includes charges of $49 million and $544 million for the three months and six months ended June 30, 2014, respectively, for costs associated with the shutdown of our Courtland Mill.

(d)	Includes charges of $1 million and $2 million for the three months and six months ended June 30, 2014, respectively, for costs associated with the Coated Paperboard sheet plant closures.

(e)
Operating profits for industry segments include each segment’s percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax noncontrolling interest and equity earnings for these subsidiaries are adjusted here to present consolidated earnings before income taxes and equity earnings.

INTERNATIONAL PAPER COMPANY
Reconciliation of Operating Profit to Operating Profit Before Special Items
(In millions)

	Three Months Ended June 30, 2015
	Industrial Packaging	Printing Papers	Consumer Packaging	Total
Operating Profit Before Special Items	$528	$101	$34	$663
Special Items (a)	—	—	13	13
Operating Profit as Reported	$528	$101	$47	$676

	Three Months Ended June 30, 2014
	Industrial Packaging	Printing Papers	Consumer Packaging	Total
Operating Profit Before Special Items	$534	$118	$34	$686
Special Items (a)	3	(49)	(1)	(47)
Operating Profit as Reported	$537	$69	$33	$639

	Three Months Ended March 31, 2015
	Industrial Packaging	Printing Papers	Consumer Packaging	Total
Operating Profit Before Special Items	$468	$109	$46	$623
Special Items (a)	—	—	—	—
Operating Profit as Reported	$468	$109	$46	$623

	Six Months Ended June 30, 2015
	Industrial Packaging	Printing Papers	Consumer Packaging	Total
Operating Profit Before Special Items	$996	$210	$80	$1,286
Special Items (a)	—	—	13	13
Operating Profit as Reported	$996	$210	$93	$1,299

	Six Months Ended June 30, 2014
	Industrial Packaging	Printing Papers	Consumer Packaging	Total
Operating Profit Before Special Items	$1,001	$203	$52	$1,256
Special Items (a)	(11)	(544)	(2)	(557)
Operating Profit as Reported	$990	$(341)	$50	$699

(a)	See footnote (a) on Sales and Earnings by Industry Segment

(b)	See footnotes (b) - (d) on Sales and Earnings by Industry Segment

(1) The Company calculates Operating Profit Before Special Items by excluding the pre-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.

INTERNATIONAL PAPER COMPANY
Sales Volume by Product (a)
Preliminary and Unaudited
International Paper Consolidated

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2015	2014	2015	2015	2014
Industrial Packaging (In thousands of short tons)
Corrugated Packaging	2,608	2,633	2,500	5,108	5,149
Containerboard	818	763	774	1,592	1,509
Recycling	610	709	590	1,200	1,313
Saturated Kraft	38	47	37	75	94
Gypsum /Release Kraft	43	43	36	79	80
Bleached Kraft	6	7	5	11	14
EMEA Packaging	352	341	347	699	692
Asian Box	81	100	86	167	193
Brazilian Packaging	78	83	72	150	162
Industrial Packaging	4,634	4,726	4,447	9,081	9,206
Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	453	474	466	919	973
European & Russian Uncoated Papers	366	385	380	746	760
Brazilian Uncoated Papers	254	272	235	489	543
Indian Uncoated Papers	63	57	64	127	115
Uncoated Papers	1,136	1,188	1,145	2,281	2,391
Market Pulp (b)	428	428	417	845	841
Consumer Packaging (In thousands of short tons)
North American Consumer Packaging	371	382	338	709	733
European Coated Paperboard	89	78	99	188	162
Asian Coated Paperboard	315	325	304	619	675
Consumer Packaging	775	785	741	1,516	1,570

(a)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.

(b)	Includes North American, European and Brazilian volumes and internal sales to mills.

INTERNATIONAL PAPER COMPANY
Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	June 30, 2015	December 31, 2014
Assets
Current Assets
Cash and Temporary Investments	$1,590	$1,881
Accounts and Notes Receivable, Net	3,140	3,083
Inventories	2,424	2,424
Deferred Income Tax Assets	330	331
Other	243	240
Total Current Assets	7,727	7,959
Plants, Properties and Equipment, Net	12,561	12,728
Forestlands	448	507
Investments	335	248
Financial Assets of Special Purpose Entities	2,155	2,145
Goodwill	3,686	3,773
Deferred Charges and Other Assets	1,266	1,324
Total Assets	$28,178	$28,684
Liabilities and Equity
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$909	$742
Accounts Payable and Accrued Liabilities	4,195	4,167
Total Current Liabilities	5,104	4,909
Long-Term Debt	9,017	8,631
Nonrecourse Financial Liabilities of Special Purpose Entities	2,054	2,050
Deferred Income Taxes	3,078	3,063
Pension Benefit Obligation	3,039	3,819
Postretirement and Postemployment Benefit Obligation	380	396
Other Liabilities	478	553
Equity
Invested Capital	288	706
Retained Earnings	4,604	4,409
Total Shareholders’ Equity	4,892	5,115
Noncontrolling interests	136	148
Total Equity	5,028	5,263
Total Liabilities and Equity	$28,178	$28,684

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Six Months Ended June 30,
	2015	2014
Operating Activities
Net earnings (loss)	$529	$59
Depreciation, amortization and cost of timber harvested	651	711
Deferred income tax expense (benefit), net	36	(162)
Restructuring and other charges	194	841
Pension plan contributions	(750)	(263)
Equity (earnings) loss, net	(97)	(8)
Periodic pension expense, net	224	194
Other, net	110	(18)
Changes in current assets and liabilities
Accounts and notes receivable	(133)	(207)
Inventories	(59)	8
Accounts payable and accrued liabilities	82	(68)
Interest payable	(21)	(12)
Other	(13)	(75)
Cash Provided By (Used For) Operations	753	1,000
Investment Activities
Invested in capital projects	(673)	(634)
Proceeds from sale of fixed assets	19	28
Other	(84)	(96)
Cash Provided By (Used For) Investment Activities	(738)	(702)
Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(353)	(685)
Issuance of common stock	2	40
Issuance of debt	2,083	1,920
Reduction of debt	(1,494)	(1,435)
Change in book overdrafts	19	23
Dividends paid	(337)	(302)
Acquisition of redeemable noncontrolling interest	—	(105)
Debt tender premiums	(211)	(257)
Other	—	(12)
Cash Provided By (Used for) Financing Activities	(291)	(813)
Effect of Exchange Rate Changes on Cash	(15)	6
Change in Cash and Temporary Investments	(291)	(509)
Cash and Temporary Investments
Beginning of the period	1,881	1,802
End of the period	$1,590	$1,293

INTERNATIONAL PAPER COMPANY
Reconciliation of Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cash provided by operations	$115	$529	$753	$1,000
Adjustments:
Cash invested in capital projects	(354)	(357)	(673)	(634)
Cash contribution to pension plan	750	205	750	263
Free Cash Flow	$511	$377	$830	$629